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                                                                  EXHIBIT 4.5(c)

                               THIRD AMENDMENT TO
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     This THIRD AMENDMENT (this "Amendment") is entered into as of February ___, 1998, among IDEX Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as successor by merger to Bank of America Illinois, as agent for the Banks (the "Agent").

                                 BACKGROUND

     WHEREAS, the Company, the Banks and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996 (as the same may be further amended or modified from time to time, the "Credit Agreement") and the Loan Documents referred to in the Credit Agreement;

     WHEREAS, the Company, the Banks and the Agent have determined that the Credit Agreement should be amended in certain respects and to make certain other changes agreed to by the parties.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     2. Certain Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective on the date this Amendment becomes effective in accordance with Section 4 hereof, as follows:

     2.1 The definition of "Intercompany Note" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety.

     2.2 The definition of "Loan Documents" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

     "Loan Documents" means this Agreement, any Notes, the Fee Letters, the L/C Related Documents and all other documents delivered to the Agent or any Bank or Designated Bidder in connection herewith or therewith.

     2.3 The definition of "Pledge Agreement" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety.




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     2.4 The definition of "Pledged Notes" set forth in Section 1.01 of the
Credit Agreement is hereby amended by deleting it in its entirety.


     2.5 The definition of "Subordinated Debt" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

           "Subordinated Debt" shall mean all unsecured Indebtedness of the Company for money borrowed which is subordinated in form and substance to the Obligations, and which has terms of payment, covenants and remedies, all satisfactory to the Majority Banks as evidenced by their written approval thereof.

     2.6 The definition of "Subsidiary Guaranty Agreement" set forth in Section
1.01 of the Credit Agreement is hereby amended by deleting it in its entirety.

     2.7 The definition of "Subsidiary Guarantor" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it in its entirety.

     2.8 Section 5.01(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                "(a) Loan Documents. This Agreement and the Notes executed by each party thereto shall have been delivered to Agent;"

     2.9 Section 6.17 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

           "6.17  [Intentionally Omitted]"

     2.10 Section 6.18 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

          "6.18  [Intentionally Omitted]"

     2.11 Section 7.13 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

           "7.13  [Intentionally Omitted]"

     2.12 Section 8.02(f) of the Credit Agreement is hereby amended by deleting the last paragraph of said section.

     2.13 Section 8.04(e) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:





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                "(e) additional Investments in any Domestic Subsidiary (other than an Investment constituting an Acquisition which shall be governed by Section 8.04 (g) or (h) below; provided that any such additional equity Investments in Domestic Subsidiaries after the Closing Date shall not exceed, in the aggregate $10,000,000 outstanding;"

     2.14 Section 8.04(n), subclause (4), of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                "(4)  [Intentionally Omitted]; and"

     2.15 Section 8.05(e) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                "(e) Intercompany Indebtedness to the extent permitted by
           Section 8.04; provided, however, that in the event of any subsequent issuance or transfer of any capital stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of the Company or any subsequent transfer of such Indebtedness (other than to the Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this Section 8.05; provided, further, however, that (x) in the case of Intercompany Indebtedness consisting of a loan or advance to Borrower, each such loan or advance shall be subordinated to the indefeasible payment in full of all of Borrower's obligations pursuant to this Agreement and the other Loan Documents;"

     2.16 Section 8.05(f) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                "(f) Subordinated Debt of the Company in an aggregate amount not to exceed $150,000,000 (it being understood that with respect to such Subordinated Debt, the approval of the Majority Banks required by the definition of Subordinated Debt will not be unreasonably withheld); and"

     2.17 Section 8.07(e) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                 "(e)  [Intentionally Omitted];"

     2.18 Section 8.08(d) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                "(d) the Company may prepay, redeem or defease all of the principal amount of the Subordinated Notes;"





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     2.19 Section 8.12 of the Credit Agreement is hereby amended by deleting
"(a)" and by deleting paragraph (b) thereof in its entirety.

     2.20 Section 8.14 of the Credit Agreement is hereby amended by deleting in its entirety the parenthetical beginning with the words "excepting this" in the third line down and inserting the following in lieu thereof:

           "(excepting this Agreement and any Instrument executed pursuant hereto and any agreement governing indebtedness permitted to be incurred under Section 8.05(i) or any other agreement evidencing Subordinated Debt)"

     2.21 Section 9.01(k) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                 "(k)  [Intentionally Omitted]; or"

     2.22 Section 9.01(l) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

           "(l) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions."

     2.23 The opening paragraph of Section 11.01 of the Credit Agreement is hereby amended by deleting the following phrase found in the fifth line down in its entirety:

           "or any Subsidiary Guarantor, as applicable,"

     2.24 Section 11.01(e) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                "(e)  [Intentionally Omitted]; or"

     2.25 Section 11.20 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

           "11.20  [Intentionally Omitted]."

     2.26 Exhibits 1.01A and 1.01B are hereby amended by deleting them in their entirety.




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     2.27 Each of the Banks hereby authorizes and directs the Agent to release all security for the Obligations and to terminate the Pledge Agreement and the Subsidiary Guaranty Agreement as of the effective date of this Amendment.

     3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the receipt by the Agent of duly executed counterparts of this Amendment from the Company and the Banks, the payment by the Company to the Agent for the ratable benefit of all the Banks of an amendment fee equal to .07% of the Commitment of each Bank, and the receipt by the Agent of such other documents, certificates, instruments or opinions as may reasonably be requested by it.

     4. Certain Representations and Warranties by the Company. In order to induce the Banks and the Agent to enter into this Amendment, the Company represents and warrants to the Banks and the Agent that:

     4.1 Authority. The Company has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and the Credit Agreement as amended hereby.

     4.2 Validity. This Amendment and the Credit Agreement as amended hereby have each been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligations, enforceable against the Company in accordance with its respective terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

     4.3 No Conflicts. The Company's execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby does not and will not violate its Certificates or Articles of Incorporation or Bylaws, any law, rule, regulation, order, writ, judgment, decree or award applicable to the Company or any contractual provision to which the Company is party or to which the Company or any of its Subsidiaries are subject.

     4.4 Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the Company's execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby.

     4.5 Incorporated Representations and Warranties. All representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and the




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effective date hereof, except as to any representations or warranties which expressly relate to an earlier date, in which event, such representations and warranties are true as of such date.

     4.6 No Defaults. No Default or Event of Default exists as of the date hereof or will exist after giving effect to this Amendment.

     5. Miscellaneous.  The parties hereto hereby further agree as follows:

     5.1 Further Assurances. Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment and the Credit Agreement as amended hereby.

     5.2 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one such counterpart.

     5.3 Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

     5.4 Integration. This Amendment and the Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

     5.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF ILLINOIS, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     5.6 Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or transfer its rights, interests or obligations hereunder without the prior written consent of the Agent and all of the Banks. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Amendment and their respective successors and permitted assigns.

     5.7 Amendment; Waiver; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement and




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each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the other Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with
Section 11.01 of the Credit Agreement.

     5.8 Reference to and Effect on the Credit Agreement and the other Loan Documents. Upon the effectiveness hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof," or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement shall be deemed to be amended wherever and as necessary to reflect the foregoing amendments.

                         [SIGNATURE PAGE FOLLOWS]






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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                                          IDEX CORPORATION


                                          By:________________________

                                          Title:_____________________




                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, AS AGENT


                                          By:________________________

                                          Title:_____________________







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                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, AS A BANK


                                          By:________________________

                                          Title:_____________________








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                                          BANK OF SCOTLAND


                                          By:________________________

                                          Title:_____________________







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                                          NATIONAL CITY BANK


                                          By:________________________

                                          Title:_____________________








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                                          PNC BANK, NATIONAL ASSOCIATION


                                          By:________________________

                                          Title:_____________________







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                                       UNION BANK OF CALIFORNIA, N.A.,
                                       (SUCCESSOR IN INTEREST TO UNION BANK)


                                       By:________________________

                                       Title:_____________________







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                                      U.S. BANK NATIONAL ASSOCIATION,
                                      (SUCCESSOR IN INTEREST TO UNITED STATES
                                      NATIONAL BANK OF OREGON)


                                      By:________________________

                                      Title:_____________________






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                                          THE HARRIS TRUST AND SAVINGS
                                          BANK CO.


                                          By:________________________

                                          Title:_____________________